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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  _____________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 5, 2002
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                                   ECOGEN INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                      1-9579                 22-2487948
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(State or Other Jurisdiction of       (Commission            (I.R.S. Employer
Incorporation or Organization)        File Number)          Identification No.)

P.O. Box K   Belmar, NJ                                           07719
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(Address of Principal Executive Offices)                       (Zip Code)

         Registrant's telephone number, including area code  800-589-3434
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Item 5. Other Matters
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On August 5, 2002, Ecogen Inc. (the "Company") received a notice of conversion from United Equities (Commodities) Company ("United Equities"), the holder of all 20,854 outstanding shares of the Company's 8% Series 1998-C Convertible Preferred Stock ("Series C Preferred Stock"), with respect to the conversion of 10,000 of such shares into 20,000,000 shares of the Company's common stock Giving effect to the conversion, United Equities owns 93.3% of the Company's outstanding shares of common stock, not including shares of common stock issuable upon conversion of the Series C Preferred Stock described below. After the conversion, 10,854 shares of Series C Preferred Stock remain outstanding and held by United Equities. A partner of United Equities is a member of the Company's Board of Directors. Further, pursuant to the terms of the preferred stock, United Equities has the right to require the Company to appoint two designees to the Company's Board of Directors and the Company must use its reasonable best efforts to cause the election of such designees.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ECOGEN INC.

                                            /s/ James P. Reilly, Jr.
                                     ----------------------------------
                                     Name:  James P. Reilly, Jr.
                                     Title: Chairman and Chief Executive Officer


Date: September 17, 2002